Q2 2019 EARNINGS PRESENTATION June 4, 2019 ® International is a registered trademark of , Inc. NYSE: NAV

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this presentation and the company assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2018, which was filed on December 18, 2018. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation. Q2 2019 Earnings – 6/4/2019 NYSE: NAV 2

Second Quarter 2019 Highlights • Core market share up 1.9 points • Class 8 up 1.6 points • Class 6/7 up 3.5 points • Revenue up 24%, led by 35% increase in Truck revenue • Core chargeouts up 35% to 23,700 • Up double digits in all core vehicle classes • Adjusted net income up 57% to $105 million • Adjusted EBITDA up 23% to $224 million • Announced new parts distribution center in Memphis, TN • Continued cadence of actions to improve risk profile Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Q2 2019 Earnings – 6/4/2019 NYSE: NAV 3

Strong Operational Results ($ in millions, except per share and units) Quarters Ended April 30(A) 2019 2018 Chargeouts(B) 23,700 17,500 Sales and revenues $ 2,996 $ 2,422 Net income (loss)(C) $ (48) $ 55 Diluted income (loss) per share(C) $ (0.48) $ 0.55 Adjusted Net income $ 105 $ 67 Adjusted EBITDA $ 224 $ 182 Adjusted EBITDA margin 7.5% 7.5% Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) 2019 results reflect ASC 606 while 2018 results are as reported Q2 2019 Earnings – 6/4/2019 (B) Includes U.S. and Canada School buses and Class 6-8 trucks. (C) Amounts attributable to Navistar International Corporation. Includes a $159 million legal charge. NYSE: NAV 4

Improving Operating Segment Performance ($ in millions) Sales and Revenues(A) Segment Profit (Loss) Quarters Ended Quarters Ended April 30 April 30 2019 2018 2019 2018 (B) Truck $ 2,296 $ 1,704 $ (74) $ 42 Parts 579 601 144 132 Global Operations 87 97 3 1 Financial Services 78 63 32 19 (A) 2019 results reflect ASC 606 while 2018 results are as reported Q2 2019 Earnings – 6/4/2019 (B) Includes a $159 million legal charge NYSE: NAV 5

Stronger Industry in 2019 Prior Updated 201 8 Actual 201 9 Guidance 201 9 Guidance Class 8 277K 265-295K 290-31 0K Class 6/7 99K 95K 1 00K School bus 33K 35K 35K Core markets industry 409K 395-425K 425-445K Q2 2019 Earnings – 6/4/2019 Increased from prior guidance No change from prior guidance NYSE: NAV 6

Updated 2019 Financial Guidance Prior Updated 201 9 Guidance 201 9 Guidance(A) Revenue $10.75-$11.25B $1 1 .25-$1 1 .75B Gross margin 19.0%-19.5% 1 8.25%-1 8.75% Adjusted EBITDA $850-$900M $875-$925M Manufacturing interest expense $225M $225M Warranty spend greater than expense $90M $90M Capital expenditures $150M $1 50M Pension/OPEB contributions greater than $85M $85M expense Core Market Share 19% >1 9% Increased from prior guidance No change from prior guidance Decreased from prior guidance Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) 2019 industry and financial guidance does not include the impact of possible tariffs from goods crossing the Mexican border. Q2 2019 Earnings – 6/4/2019 NYSE: NAV 7

Appendix Q2 2019 Earnings – 6/4/2019 NYSE: NAV 8

Days Sales Inventory On-Hand 140 120 100 84 Days 80 Normal range is 80-120 days inventory on hand 60 40 20 - Includes US and Canada Class 6-8 company and dealer truck inventory, but does not include U.S. IC Bus *Calculation is based on the 3-month rolling average of inventory-to-retail sales ratio. Q2 2019 Earnings – 6/4/2019 NYSE: NAV 9

U.S. and Canada Dealer Stock Inventory* 7,000 6,000 5,000 4,000 3,000 2,000 1,000 - *Includes U.S. and Canada Class 6-8 truck inventory, but does not include U.S. IC Bus. Q2 2019 Earnings – 6/4/2019 NYSE: NAV 10

Retail Market Share in Commercial Vehicle Segments

NAVISTAR

	Three Months Ended				
	April 30, 2019	January 31, 2019	October 31, 2018	July 31, 2018	April 30, 2018
Core Markets (U.S. and Canada)					
Class 6 and 7 medium trucks	29.8%	25.5%	24.9%	21.9%	26.3%
Class 8 heavy trucks	15.1%	12.1%	16.9%	12.7%	13.4%
Class 8 severe service trucks	12.6%	11.7%	16.5%	11.2%	11.7%
Combined class 8 trucks	14.5%	12.0%	16.8%	12.3%	12.9%



Class 6/7
Medium-Duty



Class 8
Heavy



Class 8
Severe Service

Q2 2019 Earnings – 6/4/2019
NYSE: NAV 11

Worldwide Truck Chargeouts

NAVISTAR

	Three Months Ended April 30, 2019	2018	Change	% Change
Core Markets (U.S. and Canada)				
School buses	**3,300**	2,900	400	14%
Class 6 and 7 medium trucks	**8,900**	6,800	2,100	31%
Class 8 heavy trucks	**8,600**	5,800	2,800	48%
Class 8 severe service trucks	**2,900**	2,000	900	45%
Total Core markets	**23,700**	17,500	6,200	35%
Non "Core" defense	—	200	(200)	(100%)
Other markets(A)	**5,500**	2,300	3,200	139%
Total worldwide units	**29,200**	20,000	9,200	46%
Combined class 8 trucks	**11,500**	7,800	3,700	47%

We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts.

We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks.

(A) Other markets primarily consist of Class 4/5 vehicles, Export Truck, Mexico and post-sale Navistar Defense. Other markets include certain Class 4/5 vehicle chargeouts of 2,500 General Motors ("GM")-branded units sold to GM for the three months ended April 30, 2019.

Q2 2019 Earnings – 6/4/2019
NYSE: NAV 12

Financial Services Segment

Highlights

- Financial Services segment profit of $32M for Q2 2019 and $63M for YTD 2019
- Segment financing availability of $260M as of April 30, 2019
- Financial Services debt/equity leverage of 3.8:1 as of April 30, 2019
- Increased the variable dealer note and retail accounts funding facilities during Q2 2019

NFC Facilities

Dealer Floor Plan

- **NFSC wholesale trust as of April 30, 2019**
  - $1.1B funding facility
  - Variable portion matures May 2020, June 2019 stepdown
  - Term portions mature June 2019 and September 2020
- **On balance sheet**

Retail Notes

NAVISTAR® CAPITAL

Funded by BMO Financial Group

- **Program management continuity**
- **Broad product offering**
- **Ability to support large fleets**
- **Access to less expensive capital**

Bank and Term Loan B

- **New bank revolver capacity of $748M matures May 2024, Term Loan B repaid in May 2019**
  - Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts
- **On balance sheet**

Q2 2019 Earnings – 6/4/2019
NYSE: NAV 13

Strong Cash Balance, No Near-term Manufacturing Debt Maturities ($ in millions) Manufacturing Cash Balance(A) Limited Near-Term Manufacturing Debt Maturities(B) $1,400 $1,362 $2,000 $1,192 $1,100 $1,084 $1,600 $1,050 $950 $1,100 $700 $1,000 $350 $225 $0 $0 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 2019 2020-2024 2025 2026 Thereafter Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) Amounts include manufacturing cash, cash equivalents, and marketable securities. Q2 2019 consolidated equivalent cash balance was $1.0 billion. Amounts exclude restricted cash. NYSE: NAV 14 (B) Total manufacturing debt of $3.0B as of April 30, 2019. Graph does not include financed lease obligations and other, totaling $95 million. Balance reflects payoff of $411 million of 4.75% Convertible Notes in April 2019.

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A: The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in income of non-consolidated affiliates? A: Equity in income of non-consolidated affiliates is derived from the ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A: Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which the company does not own 100%, and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4: What are your expected 2019 and beyond pension funding requirements? A: For the three and six months ended April 30, 2019, we contributed $0 million and $131 million, respectively, to our U.S. and Canadian pension plans (the "Plans") to meet regulatory funding requirements. During the first quarter of 2019, we accelerated the payment of a substantial portion of our 2019 minimum required funding. We currently anticipate additional contributions of approximately $9 million to the Plans during the remainder of 2019. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, and the impact of any future funding relief. We currently expect that from 2020 through 2022, we will be required to contribute $175 million to $200 million per year to the Plans, depending on asset performance and discount rates. Q5: What is your expectation for future cash tax payments? A: Cash tax payments are expected to remain low in 2019 and could gradually increase as the company utilizes available net operating losses (NOLs) and tax credits in future years. Q2 2019 Earnings – 6/4/2019 NYSE: NAV 15

Frequently Asked Questions

NAVISTAR

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: As of October 31, 2018, the Company had deferred tax assets for U.S. federal NOLs valued at $560 million, state NOLs valued at $178 million, and foreign NOLs valued at $241 million, for a total undiscounted cash value of $979 million. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $212 million and other deferred tax assets of $1.1 billion resulting in net deferred tax assets before valuation allowances of approximately $2.3 billion. Of this amount, $2.2 billion was subject to a valuation allowance at the end of FY2018.

Q7: How does your FY 2019 Class 8 industry outlook compare to ACT Research?

A:

Reconcilation to ACT - Retail Sales	2019	
ACT*	306,000	
CY to FY Adjustment	4,100	
"Other Specialty OEMs" included in ACT's forecast; we do not include these specialty OEMs in our forecast or in our internal/external reports	(6,000)	
Total (ACT comparable Class 8 Navistar)	304,100	
Navistar Industry Retail Deliveries Combined Class 8 Trucks**	290,000	310,000
Navistar Difference from ACT	-14,100	5,900
*Source: ACT N.A. Commercial Vehicle Outlook - May 2019	-4.6%	1.9%

**Industry forcast provided June 2019.

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation.

Q2 2019 Earnings – 6/4/2019
NYSE: NAV 16

Frequently Asked Questions

NAVISTAR

Q9: How do you define manufacturing free cash flow?

A:

($ in millions)	Quarters Ended Apr. 30, 2019	Jan. 31, 2019	Oct. 31, 2018	Jul. 31, 2018	Apr. 30, 2018
Consolidated Net Cash from Operating Activities	$ 50	$ (240)	$ 449	$ (83)	$ (21)
Less: Net Cash from Financial Services Operations	(132)	25	(124)	33	(220)
Net Cash from Manufacturing Operations (A)	182	(265)	573	(116)	199
Plus: Manufacturing Capital Expenditures	(21)	(43)	(34)	(25)	(23)
Manufacturing Free Cash Flow	$ 161	$ (308)	$ 539	$ (141)	$ 176

(A) Net of adjustments required to eliminate certain intercompany transactions between Manufacturing operations and Financial Services operations.

Q10: What is your revenue by product type(A)?

A:

($ in millions) Three Months Ended April 30, 2019	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Truck products and services(B)	$ 2,099	$ —	$ —	$ —	$ 3	$ 2,102
Truck contract manufacturing	112	—	—	—	—	112
Used trucks	46	—	—	—	—	46
Engines	—	78	60	—	—	138
Parts	1	500	20	—	—	521
Extended warranty contracts	29	—	—	—	—	29
Sales of manufactured products, net	$ 2,287	$ 578	$ 80	$ —	$ 3	$ 2,948
Retail financing(C)	—	—	—	36	—	36
Wholesale financing(C)	—	—	—	12	—	12
Sales and revenues, net	$ 2,287	$ 578	$ 80	$ 48	$ 3	$ 2,996

(A) The table is reported in external revenue.
(B) Includes other markets primarily consisting of Bus, Export Truck and Mexico. Also includes revenue of $2 million related to certain third-party financings initially recorded as borrowings, and operating lease revenue of $1 million for the three months ended April 30, 2019, respectively.
(C) Retail financing and Wholesale financing revenues in the Financial Services segment include interest revenue of $14 million and $12 million for the three months ended April 30, 2019, respectively.

Q2 2019 Earnings – 6/4/2019
NYSE: NAV 17

Outstanding Debt Balances April 30, October 31, ($ in millions) 2019 2018 Manufacturing operations Senior Secured Term Loan Credit Agreement, due 2025, net of unamortized discount of $6 and $7, respectively, and unamortized debt issuance costs of $11 at both dates .................................................. $ 1,563 $ 1,570 6.625% Senior Notes, due 2026, net of unamortized debt issuance costs of $16 and $17 respectively ..................................................................................................................................................................... 1,084 1,083 4.75% Senior Subordinated Convertible Notes, due 2019, net of unamortized discount of $5 and unamortized debt issuance costs of $1 ................................................................................................................. — 405 Loan Agreement related to 6.75% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $5 at both dates ............................................................................................................................ 220 220 Financed lease obligations ........................................................................................................................................ 53 122 Other ................................................................................................................................................................................. 42 26 Total Manufacturing operations debt………………………………………………………………………………………. 2,962 3,426 Less: Current portion ................................................................................................................................................... 60 461 Net long-term Manufacturing operations debt……………………………………………………………………….. $ 2,902 $ 2,965 April 30, October 31, ($ in millions) 2019 2018 Financial Services operations Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2023, net of unamortized debt issuance costs of $2 and $4, respectively .............................................. $ 1,213 $ 948 Senior secured NFC Term Loan, due 2025, net of unamortized discount of $2 at both dates, and unamortized debt issuance costs of $4 at both dates .................................................................................... 392 394 Bank credit facilities, at fixed and variable rates, due dates from 2019 through 2025, net of unamortized debt issuance costs of $1 and $2, respectively ........................................................................ 660 519 Commercial paper, at variable rates, program matures in 2022 .................................................................. 47 75 Borrowings secured by operating and finance leases, at various rates, due serially through 2024 83 105 Total Financial Services operations debt……………………………………………………………………………….…. 2,395 2,041 Less: Current portion ................................................................................................................................................... 709 485 Net long-term Financial Services operations debt……………………………………………………………….….. $ 1,686 $ 1,556 Q2 2019 Earnings – 6/4/2019 NYSE: NAV 18

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information as to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted Net Income and Adjusted EBITDA: We believe that adjusted net income and adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Manufacturing Free Cash Flow consists of Net cash from operating activities and Capital Expenditures, all from our Manufacturing operations. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by Sales and revenues, net. Q2 2019 Earnings – 6/4/2019 NYSE: NAV 19

SEC Regulation G Non-GAAP Reconciliation

NAVISTAR

Manufacturing segment cash, Cash equivalents, and Marketable securities reconciliation:

($ in millions)	Apr. 30, 2019	Jan. 31, 2019	Oct. 31, 2018	Jul. 31, 2018	Apr. 30, 2018
Manufacturing Operations:					
Cash and cash equivalents	$ 927	$ 1,151	$ 1,261	$ 989	$ 1,060
Marketable securities	23	41	101	95	40
Manufacturing Cash, Cash equivalents, and Marketable securities	$ 950	$ 1,192	$ 1,362	$ 1,084	$ 1,100
Financial Services Operations:					
Cash and cash equivalents	$ 50	$ 50	$ 59	$ 33	$ 40
Marketable securities	-	-	-	-	-
Financial Services Cash, Cash equivalents, and Marketable securities	$ 50	$ 50	$ 59	$ 33	$ 40
Consolidated Balance Sheet:					
Cash and cash equivalents	$ 977	$ 1,201	$ 1,320	$ 1,022	$ 1,100
Marketable securities	23	41	101	95	40
Consolidated Cash, Cash equivalents, and Marketable securities	$ 1,000	$ 1,242	$ 1,421	$ 1,117	$ 1,140

Q2 2019 Earnings – 6/4/2019
NYSE: NAV 20

SEC Regulation G Non-GAAP Reconciliations Earnings (loss) before interest, taxes, depreciation, and amortization (“EBITDA”) reconciliation Quarters Ended April 30, ($ in millions) 2019 2018 Net income (loss) attributable to NIC................................................................................ $ (48) $ 55 Plus: Depreciation and amortization expense................................................................. 49 54 Manufacturing interest expense (A)........................................................................... 55 58 Adjusted for: Income tax benefit (expense)........................................................................................ 1 (7) EBITDA................................................................................................................................................ $ 55 $ 174 ______________________ (A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense: Quarters Ended April 30, ($ in millions) 2019 2018 Interest expense.................................................................................................................... $ 82 $ 79 Less: Financial services interest expense.................................................................... 27 21 Manufacturing interest expense..................................................................................... $ 55 $ 58 Quarters Ended April 30, ($ in millions) 201 9 201 8 EBITDA (reconciled above)................................................................................. $ 55 $ 174 Adjusted for significant items of: Adjustments to pre-existing warranties (A)........................................................................ 9 6 Asset impairment charges (B).................................................................................................... 1 1 Restructuring of manufacturing operations (C) ............................................................... 1 1 MaxxForce Advanced EGR engine lawsuits (D)................................................................ 1 59 — Settlement gain (E).......................................................................................................................... (1) — Total adjustments.................................................................................................................................. 1 69 8 Adjusted EBITDA.................................................................................................. $ 224 $ 182 Adjusted EBITDA margin................................................................................................................... 7.5% 7.5% For more detail on the items noted, please see the footnotes on slide 22. Q2 2019 Earnings – 6/4/2019 NYSE: NAV 21

SEC Regulation G Non-GAAP Reconciliations

Adjusted Net income reconciliation

NAVISTAR

($ in millions)	Quarters Ended April 30, 2019	2018
Net Income (loss) attributable to NIC	$ (48)	$ 55
Adjusted for significant items of:		
Adjustments to pre-existing warranties (A)	9	6
Asset impairment charges (B)	1	1
Restructuring of manufacturing operations (C)	1	1
Maxxforce Advanced EGR engine lawsuits (D)	159	—
Settlement gain (E)	(1)	—
Total adjustments	169	8
Tax effect (F)	(16)	4
Adjusted Net Income (loss) attributable to NIC	$ 105	$ 67

(A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B) In the second quarter of 2019, we recorded $1 million of asset impairment charges relating to certain assets under operating leases in our Truck segment. In the second quarter of 2018, we recorded $1 million of impairment charges and certain assets under operating leases in our Truck segment.

(C) In the second quarter of 2019, we recorded a restructuring charge of $1 million in our Truck segment. In the second quarter of 2018, we recorded a charge of $1 million related to adjustments for restructuring in our Global Operations and Corporate segments.

(D) In the second quarter of 2019, we recognized a charge of $159 million related to MaxxForce engine EGR class action settlement and related litigation in our Truck segment.

(E) In the second quarter of 2019, we recorded interest income of $1 million in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate.

(F) Tax effect is calculated by excluding the impact of non-GAAP adjustments from the interim period tax provision calculations.

Q2 2019 Earnings – 6/4/2019

NYSE: NAV 22

SEC Regulation G Non-GAAP Reconciliations

NAVISTAR

Adjusted Net income reconciliation

($ in millions)	Quarters Ended January 31, 2019	Quarters Ended January 31, 2018
Net Income (loss) attributable to NIC	$ 11	$ (73)
Adjusted for significant items of:		
Adjustments to pre-existing warranties (A)	(7)	(6)
Asset impairment charges (B)	2	2
Restructuring of manufacturing operations (C)	—	(3)
EGR product litigation (D)	—	1
Gains on sales (E)	(59)	—
Debt refinancing charges (F)	—	46
Pension settlement (G)	142	9
Settlement gain (H)	(1)	—
Total adjustments	77	49
Tax effect (I)	(31)	—
Adjusted Net Income (loss) attributable to NIC	$ 57	$ (24)

(A) Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B) In the first quarter of 2019, we recorded $2 million of asset impairment charges relating to certain assets under operating leases. In the first quarter of 2018, we recorded $2 million of impairment charges related to the sale of our railcar business in Cherokee, Alabama.

(C) In the first quarter of 2018, we recorded benefits of $3 million for restructuring in our Truck and Global segments.

(D) In the first quarter of 2018, we recognized an additional charge of $1 million for a jury verdict related to the MaxxForce engine EGR product litigation in our Truck segment.

(E) In the first quarter of 2019, we recognized a gain of $54 million related to the sale of a majority interest in the Navistar Defense business in our Truck segment. In the first quarter of 2019, we also recognized a gain of $5 million related to the sale of our joint venture in China with JAC in our Global Operations segment.

(F) In the first quarter of 2018, we recorded a charge of $46 million for the write off of debt issuance costs and discounts associated with the repurchase of our previously existing 8.25% Senior Notes and the refinancing of our previously existing Term Loan.

(G) In the first quarter of 2019 and 2018, we purchased group annuity contracts for certain retired pension plan participants resulting in plan remeasurements. As a result, we recorded pension settlement accounting charges of $142 million and $9 million, respectively, in Other expense, net.

(H) In the first quarter of 2019, we recorded interest income of $1 million in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility.

(I) Tax effect is calculated by excluding the impact of the non-GAAP adjustments from the interim period tax provisions calculations.

Q2 2019 Earnings – 6/4/2019
NYSE: NAV 23